                                                                   EXHIBIT 10.27

                             BAYCORP HOLDINGS, LTD.

                        RETENTION AND INCENTIVE AGREEMENT
                        ---------------------------------

      This Agreement is made by and between BayCorp Holdings, Ltd., a Delaware corporation with an address 15 Rye Street, Suite 100, Portsmouth, NH 03801-6805 (the "Company") and Frank W. Getman Jr., an individual with an address of 410 Richards Avenue, Portsmouth, NH 03801 (the "Employee" and together with the Company, the "Parties") this 3rd day of December, 2001.

      WHEREAS, the Employee is an employee of the Company;

      WHEREAS, the Board of Directors of the Company adopted a Key Employee Retention and Incentive Plan on October 22, 2001 (the "Plan") to provide compensation incentives to key employees and the Board of Directors of the Company; and

      WHEREAS, the Company and the Employee desire that in exchange for the Employee's services to the Company in the course of his employment, the Company grant to the Employee incentive and retention compensation as set forth in the Plan.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

      1. SHARED SAVINGS/INCENTIVE PLAN. In the event that (a) the entire right, title and interest of Great Bay Power Corporation ("Great Bay") and Little Bay Power Corporation ("Little Bay") in Seabrook is sold to a third party or third parties or (b) the Company's entire right, title and interest in Great Bay and Little Bay is sold to a third party or third parties (the "Seabrook Sale"), and the Employee continues to be an employee of the Company through the Seabrook Sale, the Company will pay to the Employee the following amounts:

            a. In the event that the Company's liability for any and all [* * * *] that results from the Seabrook Sale [* * * *] does not exceed [* * * *], bonus compensation in the amount of ten percent (10%) of the difference between the Company's actual [* * * *] and [* * * *]; and

            b. In the event that the Company's [* * * *] liability is successfully negotiated, in or in anticipation of the Seabrook Sale, to an amount that is less than Nine Million Two Hundred Thousand Dollars ($9,200,000), bonus compensation in the amount of ten percent (10%) of the difference between the Company's actual [* * * *] liability and Nine Million Two Hundred Thousand Dollars ($9,200,000) using a 12% discount rate in valuing any future payment obligations; and

            c. In the event that [* * * *] liability borne by the Company and related to the Seabrook Sale is successfully negotiated to an amount that is less than One Million Dollars ($1,000,000), bonus compensation in the amount of ten percent (10%) of the difference between the Company's actual [* * * *] and One Million Dollars ($1,000,000); and

            d. In the event that the Company receives consideration for the sale, transfer, assignment or cancellation of the approximately [* * * *] in excess of [* * * *], bonus compensation in the amount of two percent (2%) of the difference between such consideration received and [* * * *].

      2. AMENDMENT. This Agreement may be amended only by and instrument in writing signed by the Company and the Employee.

      3. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Hampshire.

      4. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by the Employee without the prior written consent of the Company. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of the Company and the Employee, and their heirs, successors and assigns.

      5. NOTICES. All notices under this Agreement shall be mailed or delivered by hand to the Parties at their respective addresses as set forth above, or at such other address as may be set forth in writing by either of the Parties to the other.

      6. SEVERABILITY. Should any provision of this Agreement be declared invalid, void or unenforceable, all remaining parts, terms and provisions of this Agreement shall remain in full force and effect and shall in no way be invalidated, impaired or affected.

      7. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties. This Agreement supercedes any and all prior agreements and understandings between the parties with respect to their subject matter, except for any prior agreements between the parties or plans providing for employment, bonus, severance or incentive compensation.




[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                          BAYCORP HOLDINGS, LTD.



                                          By    /s/ Larry Robbins
                                             --------------------------------
                                             Larry Robbins, Chairman
                                             Compensation Committee


                                          EMPLOYEE:


                                          /s/ Frank W. Getman Jr.
                                          ------------------------------------
                                          Frank W. Getman Jr.